UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2014

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On April 24, 2014, United Parcel Service, Inc. (“UPS”) issued a press release announcing the ratification of a new five-year collective bargaining agreement, which is more fully described below. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of UPS under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 8.01 — Other Events.

Ratification of Collective Bargaining Agreement:

As of December 31, 2013, we had approximately 253,000 employees employed under a national master agreement and various supplemental agreements with local unions affiliated with the International Brotherhood of Teamsters (“Teamsters”). This national master agreement had expired on July 31, 2013, but had been indefinitely extended pending the ratification of a new agreement with the Teamsters. On April 24, 2014, the Teamsters ratified a new national master agreement (“NMA”) with UPS that will expire on July 31, 2018.

The economic provisions in the NMA include wage rate increases, as well as increased contribution rates for healthcare and pension benefits. Most of these economic provisions are retroactive to August 1, 2013, which is the effective date of the NMA. As of March 31, 2014, we have accrued approximately $325 million for these unpaid economic benefits, which we anticipate remitting in the second quarter of 2014.

In addition to the retroactive economic provisions of the NMA, there are certain changes to the delivery of healthcare benefits that are effective at various dates. These changes will impact approximately 36,000 full-time and 73,000 part-time active employees covered by the NMA and the UPS Freight collective bargaining agreement (collectively referred to as the “NMA Group”), as well as approximately 16,000 employees covered by other collective bargaining agreements (the “Non-NMA Group”). These provisions are discussed further below.

Changes to the Delivery of Active and Postretirement Healthcare Benefits:

Currently, the NMA Group and Non-NMA Group employees receive their healthcare benefits through UPS-sponsored active and postretirement health and welfare benefit plans. Effective June 1, 2014, we will cease providing active healthcare benefits to the NMA Group through these UPS-sponsored benefit plans, and the responsibility for providing active healthcare benefits will be assumed by three separate multiemployer healthcare funds (the “Funds”). The responsibility for providing active healthcare benefits for the Non-NMA Group will also be assumed by the Funds on dates ranging from June 1, 2014 through January 1, 2015, depending on the ratification date of the applicable collective bargaining agreement. We will make contributions to the Funds based on negotiated fixed hourly or monthly contribution rates for the duration of the NMA and other applicable collective bargaining agreements.

Additionally, the Funds will assume the obligation to provide postretirement healthcare benefits to the employees in the NMA Group who retire on or after January 1, 2014. The postretirement healthcare benefit obligation for the employees in the Non-NMA Group will be assumed by the Funds for employees retiring on or after January 1, 2014 or January 1, 2015, depending on the applicable collective bargaining agreement. In exchange for the assumption of the obligation to provide postretirement healthcare benefits to the NMA Group and Non-NMA Group, we will transfer cash totaling $2.271 billion to the Funds in the second quarter of 2014. UPS-sponsored health and welfare benefit plans will retain responsibility for providing postretirement healthcare coverage for employees in the NMA Group who retired from UPS prior to January 1, 2014, and for employees in the Non-NMA Group who retire from UPS prior to the January 1, 2014 or January 1, 2015 effective date in the applicable collective bargaining agreement.

Accounting Impact of Health and Welfare Plan Changes:

Second Quarter 2014 - Income Statement Impact:

We plan to record a pre-tax charge of approximately $1.047 billion in the second quarter of 2014 for the health and welfare plan changes described above. The components of this charge are as follows:

•
Partial Plan Curtailment: We plan to record an approximate $112 million pre-tax curtailment loss due to the elimination of future service benefit accruals for the NMA Group and Non-NMA Group. This curtailment loss represents the accelerated recognition of unamortized prior service costs.

•
Remeasurement of Postretirement Obligation: We plan to record an approximate $735 million pre-tax loss due to the remeasurement of the postretirement benefit obligations of the affected UPS-sponsored health and welfare benefit plans.

•
Settlement: We plan to record an approximate $200 million pre-tax settlement loss, which represents the recognition of unamortized actuarial losses associated with the postretirement obligation for the NMA Group.

Second Quarter 2014 - Balance Sheet and Cash Flow Impact:

During the second quarter of 2014, we will transfer cash totaling $2.271 billion ($1.417 billion after-tax) to the Funds for the assumption of the postretirement healthcare benefit obligations. Of this cash transfer amount, $1.995 billion will be accounted for as a settlement of our postretirement obligation for the NMA Group, while the remaining $276 million will be accounted for as a prepaid deposit asset until the ratification of the collective bargaining agreements covering the Non-NMA Group. We anticipate receiving the cash tax benefits resulting from these payments over the remainder of 2014.

For NMA Group employees who retired prior to January 1, 2014 and remain with the UPS-sponsored health and welfare plans, the changes to the contributions, benefits and cost sharing provisions in these plans will result in a decrease in the postretirement benefit obligation, and a corresponding increase in pre-tax accumulated other comprehensive income, of approximately $23 million upon ratification.

After the remeasurement and settlement of the obligation for the NMA Group, the total postretirement medical benefit obligation is expected to be reduced by approximately $908 million from $3.691 billion at December 31, 2013 to approximately $2.783 billion at June 30, 2014.

Remainder of 2014:

Upon ratification of the collective bargaining agreements covering the Non-NMA Group, we plan to record a pre-tax charge of approximately $32 million for the remeasurement and settlement of the postretirement obligation associated with these employees. At the same time, the $276 million prepaid deposit asset, described previously, will be used to settle the postretirement benefit obligation for the Non-NMA Group. We anticipate the ratification of these agreements covering the Non-NMA Group will occur between the second quarter and fourth quarter of 2014.

Based on the anticipated expense and contribution levels for the remainder of 2014, in addition to the remeasurement and settlement of the obligations for the NMA Group and Non-NMA Group, we expect that the total postretirement medical benefit obligation will be reduced by approximately $1.161 billion from $3.691 billion at December 31, 2013 to approximately $2.530 billion at December 31, 2014.

The accounting charges and other amounts described above are estimates based on actuarial valuation assumptions, and will be updated as necessary for any changes in discount rates, final collective bargaining agreement details and similar factors.

Except for historical information contained herein, the statements made in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the anticipated impacts and benefits resulting from the NMA, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in forward-looking statements, including that the NMA will improve our flexibilities to remain competitive, the NMA removes risk associated with growing healthcare costs resulting from medical inflation and legislative changes and other risks discussed in UPS’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

99.1       Press release dated April 24, 2014.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: April 24, 2014	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President and Chief Financial Officer